EXHIBIT 99.1


                                  [VIA EMAIL]


To the Board of Director of PowerHouse Technologies Group
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I am writing this to formally resign from the board of director of PowerHouse
Technologies Group effective June 11, 2005.

Regards,

            Manijeh Moghis